Exhibit 23.1

621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293	TEL (303) 623-9147	FAX (303) 623-4258

We hereby consent to the reference to our firm in the context in which it appears in the notes to the Rancher Energy Corp. audited financial statements included in the Annual Report on Form 10-K of Rancher Energy Corp. for the fiscal year ended March 31, 2009.

Ryder Scott Company, L.P.

Denver, Colorado
July 14, 2009

1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TEL (713) 651-9191	FAX (713) 651-0849
1100, 530-8th AVENUE S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790